Exhibit 10.8

Execution Version

EXCHANGE AGREEMENT

This EXCHANGE AGREEMENT (the “Agreement”) is entered into as of the 7th day of May, 2021, by and among Mullen Technologies, Inc., a California corporation (the “Company”) and the investors signatory hereto (collectively, the “Holder”).

RECITALS

A.    Prior to the date hereof, pursuant to that Securities Purchase Agreement by and between the Company and the Holder (as the same has been amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Securities Purchase Agreement”), the Company issued to Holder notes in the aggregate principal amount of $6,362,500 (as the same have been amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Notes”) and warrants to acquire shares of Common Stock (the “Original Warrants”). Capitalized terms used but not otherwise defined herein shall have the meanings as set forth in the Securities Purchase Agreement (as amended hereby) or, as the context may require, the Notes.

B.    The Company and the Holder desire to enter into this Agreement, pursuant to which, among other things, the Holder shall exchange (the “Exchange” or the “Transaction”) the Notes, on the basis and subject to the terms and conditions set forth in this Agreement, for shares of the Company’s Series C Preferred Stock, par value $0.001 per share (the “Preferred Stock”), as provided hereunder in reliance on the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”).

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Holder hereby agree as follows:

1.	EXCHANGE.

(a)    Exchange of Notes for Preferred Shares. Subject to the terms and conditions of this Agreement, pursuant to Section 3(a)(9) of the Securities Act, the Holder hereby agrees to convey, assign and transfer the Notes to the Company and the Company agrees to issue to the Holder or its designee, in exchange for the Notes, validly issued, fully paid and non-assessable shares of Preferred Stock (the “Exchange Shares”). Immediately following the delivery of the Exchange Shares to the Holder (or its designee), the Holder shall relinquish all rights, title and interest in the Notes (including any claims the Holder may have against the Company related thereto) and assign the same to the Company, and the Notes shall be deemed canceled.

(b)    Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place as soon as practicable, but no later than the fifth (5th) Business Day following the satisfaction or waiver of all of the closing conditions set forth in Sections 7 and 8, as applicable (other than those to be satisfied at the Closing), or as otherwise mutually agreed by the Parties. The date on which the Closing actually occurs is referred to herein as the “Closing Date.”

(c)    Exchange Price. The number of Exchange Shares issuable upon Closing shall be determined by dividing (x) the Debt Amount (as defined below) by (y) the Exchange Price, subject to adjustment as described in Section 1(d) below.

(d)    Additional Warrants. On the Closing Date, for no additional consideration, the Company hereby agrees to grant to Holder warrants, in the form attached hereto as Exhibit A, to acquire shares of Common Stock in the amounts as set forth on Schedule II attached hereto (the “Additional Warrants,” and, together with the Original Warrants, the “Warrants”).

(e)    Weighted Average Anti-Dilution. To the extent that the Company makes a Subsequent Financing (as defined below) during the Restricted Period (as defined below) for consideration per share of Common Stock less than the consideration per share of Common Stock (as adjusted for stock splits, stock dividends, reclassifications, reorganizations or other similar transactions) for any Common Stock issued upon conversion of the Exchange Shares, then the Company shall issue to Holder, concurrently with such dilutive Subsequent Financing, the number of shares of Preferred Stock to ensure that Holder has the number of shares of Preferred Stock that it would have had if it had exchanged the Notes for the Preferred Shares at the price per share as determined in accordance with the following formula (the “Post-Dilution Exchange Price”):

CP2 = CP1 x (A + B) / (A + C)

For purposes of the foregoing formula:

A=	The total number of shares of Common Stock with respect to which the Preferred Stock were converted.

B=	The total number of Common Stock that would be issued or issuable under the Subsequent Financing if issued at a per share equal to CP1.

C=	The total number of Common Stock actually issued or issuable under the Subsequent Financing.

CP1=	The Exchange Price (as adjusted for stock splits, stock dividends, reclassifications, reorganizations or other similar transactions).

CP2=

The Post-Dilution Exchange Price; provided, however, that such Post-Dilution Exchange Price shall in no event be less than $0.01 per share of Common Stock (as adjusted for stock splits, stock dividends, reclassifications, reorganizations or other similar transactions).

(f)    Taxes. The Company shall pay any and all transfer, stamp or similar taxes that may be payable with respect to the issuance and delivery of any Securities to the Holder made under this Agreement or the other Transaction Documents (as defined below).

2.	LIMITED FORBEARANCE.

(a)    Default. The Company hereby acknowledges and agrees that it is in default under the terms of the Notes, such default is continuing and that it has no defense to such default. The Company further acknowledges and agrees that Schedule I attached hereto accurately lists as of May 7, 2021, (i) the outstanding principal balance of each of the Notes, (ii) the outstanding amount of accrued but unpaid interest on each of the Notes, and (iii) the outstanding amount of any other fees, penalties, expenses or adjustments payable in respect of each of the Notes (collectively, the “Debt Amount”). The Company is unconditionally obligated to pay the Debt Amount as indicated on Schedule I attached hereto without defense, counterclaim or offset.

(b)    Reaffirmation of Notes; No Modification to Notes. The Company hereby acknowledges and agrees that the Notes and all other agreements, instruments, and other documents executed in connection with or relating to the Notes (the “Notes Documents”) are legal, valid, binding, and enforceable against the Company in accordance with their terms. This Agreement is not intended to constitute a novation, or in any way adversely affect any lien and/or security interest, of the Notes Documents. The Notes Documents are hereby reaffirmed and shall remain unchanged and in full force and effect, except as and until modified pursuant to the terms of this Agreement. Except as expressly provided herein, the execution of this Agreement shall not operate as a waiver of any right, power, or remedy of Holder, nor constitute an amendment or modification of any provision of any of the Notes Documents.

(c)    Forbearance. Subject to compliance by the Company with the terms and conditions of this Agreement, Holder hereby agrees to forbear from exercising any of its rights or remedies against the Company under the Notes (the “Closing Forbearance”) commencing on the date on which the closing condition provided in Section 8(j) have been satisfied or waived by the Holder and automatically expiring, without notice, on the Closing Date or upon termination of this Agreement; provided, however, that the Closing Forbearance shall not apply to: (i) Holder’s right to continue to charge interest in accordance with the terms of the Notes, including at the rate applicable to an Event of Default while the Company remains in default, (ii) in the case of any Insolvency Proceeding, all of the Holder’s rights and remedies under the Notes, (iii) the Holders’ rights to convert the Notes into shares of the Common Stock in accordance with the terms of the Notes, and (iv) in the case of any other creditor of the Company commences an action against it seeking to collect any debt, obligation, or liability, all of the Holder’s rights and remedies under the Notes. As used herein, “Insolvency Proceeding” means (a) any proceeding by or against any person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law in any jurisdiction, including winding-up procedures, assignments for the benefit of creditors, compositions, receiverships, administrations, extensions generally with its creditors, or proceedings seeking reorganization, arrangement or other relief; or (b) if any step is taken with a view to a moratorium or a composition, assignment or similar arrangement with any of a person’s creditors; (c) if a meeting of a person’s shareholders, directors or other officers is convened for the purpose of considering any resolution for, to petition for or to make an application to or to file documents with a court or any registrar for, such person’s winding-up, administration or dissolution or any such resolution is passed; or (d) if an order is made for a person’s winding-up, administration or dissolution, or any person presents a petition, or makes an application to or files documents with a court or any registrar, for such person’s winding-up, administration or dissolution, or gives notice to any Seller of an intention to appoint an administrator; or (e) if any liquidator, receiver, administrative receiver, administrator or similar officer is appointed in respect of a person or any of such person’s assets; or (f) if a person’s shareholders, directors or other officers request the appointment of, or give notice of their intention to appoint, a liquidator, receiver, administrator or similar officer.

3.	HOLDER’S REPRESENTATIONS AND WARRANTIES.

As a material inducement to the Company to enter into this Agreement and consummate the Exchange, the Holder hereby represents and warrants with and to the Company, as of the date hereof and as of the Closing Date, as follows:

(a)    Organization; Authority. If an individual, Holder is at least twenty-one (21) years old and of sufficient legal age and capacity to enter into and to consummate the transactions contemplated by the Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder. If Holder is a legal entity, Holder is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder.

(b)    Reliance on Exemptions. The Holder understands that the Securities are being offered and exchanged in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Holder’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Holder set forth herein and in the other Transaction Documents in order to determine the availability of such exemptions and the eligibility of the Holder to acquire the Securities.

(c)    No Governmental Review. Holder understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(d)    Transfer or Resale. Holder understands that: (i) the Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) Holder shall have delivered to the Company (if requested by the Company) an opinion of counsel to Holder, in a form reasonably acceptable to the Company, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) Holder provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 promulgated under the Securities Act (or a successor rule thereto) (collectively, “Rule 144”); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144, and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person (as defined below) through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC promulgated thereunder; and (iii) except as provided in Sections 5(e) and 5(f) hereof, neither the Company nor any other Person is under any obligation to register the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

(e)    Validity; Enforcement. The execution and delivery of the Transaction Documents and the consummation by Holder of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action on the part of Holder and no further consent or authorization of Holder or its members is required. Each Transaction Document has been duly executed by Holder and when delivered in accordance with terms hereof and thereof, constitutes the legal, valid and binding obligations of Holder enforceable against Holder in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(f)    No Conflicts. The execution, delivery and performance by Holder of this Agreement and the consummation by Holder of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of Holder, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which Holder is a party or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to Holder, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of Holder to perform its obligations hereunder.

(g)    Experience of Holder. Holder has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Holder is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(h)    Foreign Corrupt Practices. Neither Holder, nor any of its subsidiaries or affiliates, nor to the knowledge of Holder, any of its directors, officers, agents, employees, members or other Persons acting on behalf of Holder or any its subsidiaries or affiliates has, in the course of its actions for, or on behalf of, Holder or any of its subsidiaries or affiliates (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any foreign or domestic government official or employee.

(i)    General Solicitation. Holder is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or advertisement.

(j)    Patriot Act Representations.

(i)    Holder represents that all evidence of identity provided is genuine and all related information furnished is accurate.

(ii)    Holder hereby acknowledges that the Company seeks to comply with all applicable anti-money laundering laws and regulations. In furtherance of such efforts, Holder hereby represents and agrees that: (1) no part of the funds used by Holder to acquire the Securities have been, or shall be, directly or indirectly derived from, or related to, any activity that may contravene federal, state, or international laws and regulations, including anti-money laundering laws and regulations; and (ii) no payment to the Company by Holder shall cause the Company to be in violation of any applicable anti-money laundering laws and regulations including without limitation, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, Executive Order 13224 (2001) (the “Patriot Act”) issued by the President of the United States and the U.S. Department of the Treasury Office of Foreign Assets Control (“OFAC”) regulations.

(iii)    Holder represents and warrants that the amounts to be paid by Holder to the Company will not be directly or indirectly derived from activities that may contravene federal, state or international laws and regulations, including anti-money laundering laws and regulations. Holder represents and warrants that, to the best of its knowledge, none of: (a) Holder; (b) any person controlling or controlled by Holder; or (c) any person having a beneficial interest in Holder is (i) a country, territory, individual or entity named on a list maintained by OFAC, (ii) a person prohibited under the OFAC Programs, (iii) a senior foreign political figure, or any immediate family member or close associate of a senior foreign political figure as such terms are defined in the footnotes below or (iv) a “foreign shell bank” within the meaning of the U.S. Bank Secrecy Act (31 U.S.C. §5311 et seq.), as amended (the “Bank Secrecy Act”) and the regulations promulgated thereunder by the U.S. Department of the Treasury.

(iv)    Holder further represents and warrants that Holder: (i) has conducted thorough due diligence with respect to all of its beneficial owners, (ii) has established the identities of all beneficial owners and the source of each of the beneficial owner’s funds and (iii) will retain evidence of any such identities, any such source of funds and any such due diligence.

(v)    Neither Holder nor any person directly or indirectly controlling, controlled by or under common control with Holder is a person identified as a terrorist organization on any relevant lists maintained by governmental authorities.

(vi)    Holder agrees to provide the Company all information that may be reasonably requested to comply with applicable laws and regulations of any applicable jurisdiction, or to respond to requests for information concerning the identity of Holder from any governmental authority, self-regulatory organization or financial institution in connection with its anti-money laundering compliance procedures, or to update such information. Holder agrees to notify the Company promptly if there is any change with respect to the representations and warranties provided herein. Holder consents to the disclosure to regulators and law enforcement authorities by the Company and its affiliates and agents of any information about Holder or its constituents as the Company reasonably deems necessary or appropriate to comply with applicable anti-money laundering, anti-terrorist and asset control laws, regulations, rules and orders.

1            A “senior foreign political figure” is defined as a senior official in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government-owned corporation. In addition, a “senior foreign political figure” includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure.

2           “Immediate family” of a senior foreign political figure typically includes the figure’s parents, siblings, spouse, children and in-laws.

3           A “close associate” of a senior foreign political figure is a person who is widely and publicly known to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the senior foreign political figure.

4.     COMPANY REPRESENTATIONS AND WARRANTIES.

The Company represents and warrants to the Holder the matters set forth in this Section 4, as may be qualified by the corresponding section of the Company Disclosure Schedule. These representations and warranties, and the information set forth in the Company Disclosure Schedule, are current as of the date of this Agreement, except to the extent that a representation, warranty or section of the Company Disclosure Schedule expressly states that such representation or warranty, or information in such section of the Company Disclosure Schedule, is current only as of an earlier date. If any information is so reflected as of an earlier date, there have been no material changes since such date to the date hereof.

(a)    Organization and Qualification. Each of the Company and each of its subsidiaries are entities duly organized and validly existing and, except as provided on Section 4(a) of the Disclosure Schedule, in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authorization to own their properties and to carry on their business as now being conducted and as presently proposed to be conducted. Each of the Company and each of its subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. Except as provided on Section 4(a) of the Disclosure Schedule, the Company has no material subsidiaries.

(b)    Authorization; Enforcement; Validity. The Company has the requisite power and authority to enter into and perform its obligations under this Agreement and the other Transaction Documents and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of this Agreement and the other Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Exchange Shares and the reservation for issuance and issuance of shares of Common Stock upon conversion of the Exchange Shares) have been (i) duly authorized by the Company’s board of directors and (ii) no further filing, consent or authorization is required by the Company, its board of directors or its stockholders or other governing body of the Company (other than the filing of one or more Piggyback Registration Statements and a Form D with the SEC and any other filings as may be required by any state securities agencies). This Agreement has been, and the other Transaction Documents will be prior to the Closing, duly executed and delivered by the Company, and each constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law.

(c)    Issuance of Securities. The issuance of the shares of Preferred Stock pursuant to this Agreement is duly authorized and, upon issuance in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, taxes, Liens, charges and other encumbrances with respect to the issue thereof (other than pursuant to the securities laws). The issuance of the Common Stock upon conversion of the Exchange Shares is duly authorized, and upon issuance in accordance with the terms of the Preferred Stock, such shares of Common Stock will be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, taxes, Liens, charges and other encumbrances with respect to the issue thereof (other than pursuant to the securities laws), with the holders being entitled to all rights accorded to a holder of shares of Common Stock. As of the Closing, the Company shall have reserved from its duly authorized capital stock not less than the sum of 150% of the maximum number of shares of Common Stock issuable upon conversion of the Exchange Shares (without taking into account any limitations on the conversion of the Exchange Shares set forth in the Amended and Restated Articles of Incorporation). Subject to the accuracy of the representations and warranties of the Holder in this Agreement, the offer and issuance by the Company of the Securities is exempt from registration under the Securities Act. Upon issuance in accordance with the terms of this Agreement, Holder will have good and marketable title to the Securities.

(d)    No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Exchange Shares and the shares of Common Stock issuable upon conversion of the Exchange Shares) will not (i) result in a violation of the amended and restated articles of incorporation of the Company (including, without limitation, any certificate of designation contained therein) or other organizational documents of the Company or any of its subsidiaries, any capital stock of the Company or any of its subsidiaries or bylaws or operating agreements of the Company or any of its subsidiaries, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including, without limitation, foreign, federal and state securities laws and regulations and the rules and regulations by which the capital stock or any property or asset of the Company is bound or affected except, in the case of clause (ii) or (iii) above, to the extent such violations that could not reasonably be expected to have a Material Adverse Effect.

(e)    Consents. Neither the Company nor any subsidiary is required to obtain any consent from, authorization or order of, or make any filing or registration with any court, governmental agency or any regulatory or self-regulatory agency or any other Person (other than the filing of one or more Piggyback Registration Statements and a Form D with the SEC and any other filings as may be required by any state securities agencies), in order for it to execute, deliver or perform any of its respective obligations under, or contemplated by, the Transaction Documents, in each case, in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company is required to obtain at or prior to the Closing have been obtained or effected on or prior to the Closing Date, and the Company is not aware of any facts or circumstances which might prevent the Company from obtaining or effecting any of the registration, application or filings contemplated by the Transaction Documents.

(f)    Acknowledgment Regarding Holder’s Purchase of Securities. Holder is not (i) an officer or director of the Company, (ii) an affiliate (as defined in Rule 405 of the Securities Act) of the Company (an “Affiliate”) or (iii) to the Company’s knowledge, a “beneficial owner” (as defined for purposes of Rule 13d-3 of the Exchange Act) of more than 10% of the shares of Common Stock. The Company’s decision to enter into the Transaction Documents has been based on its and its representative’s independent evaluation of the transactions contemplated hereby and the Company has neither been induced by, nor has it relied upon, any representation, warranty, covenant or statement (written or oral), whether express or implied, made by Holder except those that are expressly set forth in this Agreement.

(g)    No General Solicitation; Placement Agent’s Fees. None of the Company, any of its Affiliates, or any Person acting on the behalf of the Company or any of its Affiliates, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities. The Company shall be responsible for the payment of any of its placement agent’s fees, financial advisory fees, or brokers’ commissions, relating to or arising out of the transactions contemplated hereby.

(h)    No Integrated Offering. None of the Company, any of its Affiliates, or, to the knowledge of the Company, any Person acting on the behalf of the Company or any of its Affiliates has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the issuance of any of the Securities under the Securities Act, whether through integration with prior offerings or otherwise, or cause this offering of the Securities to require approval of stockholders of the Company under any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated for quotation. None of the Company, any of its Affiliates, or, to the knowledge of the Company, any Person acting on the behalf of the Company or any of its Affiliates will take any action or steps that would require registration of the issuance of any of the Securities under the Securities Act or cause the offering of any of the Securities to be integrated with other offerings of securities of the Company.

(i)    Dilutive Effect. The Company understands and acknowledges that the number of Exchange Shares and shares of Common Stock issuable upon conversion of the Exchange Shares may increase in certain circumstances. The Company further acknowledges that its obligation to issue the Exchange Shares and, except to the extent an issuance would exceed the beneficial ownership limitation provided in the Amended and Restated Articles of Incorporation, shares of Common Stock issuable upon conversion of the Exchange Shares is absolute and unconditional, regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

(j)    Application of Takeover Protections; Rights Agreement. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, interested stockholder, business combination, poison pill (including, without limitation, any distribution under a rights agreement), shareholder rights plan or other similar anti-takeover provision under the certificate of incorporation, bylaws or other organizational documents of the Company or any of its Affiliates or the laws of the jurisdiction of its incorporation or otherwise which is or could become applicable to Holder as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Securities and Holder’s ownership of the Securities. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any shareholder rights plan or similar arrangement relating to accumulations of beneficial ownership of shares of Common Stock or a change in control of the Company or any of its Affiliates.

(k)    Absence of Certain Changes. Except as provided on Section 4(k) of the Disclosure Schedule, since January 1, 2021, there has been no material adverse change and no material adverse development in the business, assets, liabilities, properties, operations (including results thereof), or condition (financial or otherwise) of the Company and its subsidiaries. Except as provided on Section 4(k) of the Disclosure Schedule, since January 1, 2021, neither the Company nor any of its subsidiaries has (i) declared or paid any dividends, (ii) sold any material assets outside of the ordinary course of business or (iii) made any material capital expenditures, individually or in the aggregate, outside of the ordinary course of business. Neither the Company nor any of its subsidiaries has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation or winding up. Neither the Company nor any of its subsidiaries has any knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. The Company is not, and after giving effect to the transactions contemplated hereby to occur at the Closing will not be, Insolvent (as defined below). The Company has not engaged in any business or in any transaction, and is not about to engage in any business or in any transaction, for which the Company’s remaining assets constitute unreasonably small capital.

(l)    No Undisclosed Events, Liabilities, Developments or Circumstances. Except as provided on Section 4(l) of the Disclosure Schedule, since January 1, 2021, no event, liability, development or circumstance has occurred or exists, or is reasonably expected to occur or exist with respect to the Company or any of its subsidiaries or any of their respective businesses, properties, liabilities, prospects, operations (including results thereof) or condition (financial or otherwise) that would have a Material Adverse Effect on the Company.

(m)    Conduct of Business; Regulatory Permits. Neither the Company nor any of its subsidiaries is in violation of any term of or in default under its organizational documents including its articles of incorporation, bylaws, certificate of formation, any other organizational charter, any certificate of designation, preferences or rights of any outstanding series of preferred stock of the Company or any of its subsidiaries, respectively. Neither the Company nor any of its subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or any of its subsidiaries, and the Company will not conduct its business in violation of any of the foregoing, except in all cases for possible violations which could not, individually or in the aggregate, have a Material Adverse Effect. The Company and each of its subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their businesses, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

(n)    Foreign Corrupt Practices. Neither the Company nor any of its subsidiaries nor to the knowledge of the Company, any director, officer, agent, employee or other Person acting on behalf of the Company or any of its subsidiaries (as applicable) has, in the course of its actions for, or on behalf of, the Company or any of its subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(o)    Transactions With Affiliates. Except as provided on Section 4(o) of the Disclosure Schedule, none of the officers, directors, employees or Affiliates of the Company is presently a party to any transaction with the Company (other than for ordinary course services as employees, officers or directors and immaterial transactions), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director, employee or Affiliate or, to the knowledge of the Company, any corporation, partnership, trust or other Person in which any such officer, director, employee or Affiliate has a substantial interest or is an employee, officer, director, trustee or partner.

(p)    Equity Capitalization. As of the date hereof, the authorized capital stock of the Company consists solely of (i) 600,000,000 shares of Common Stock, of which 67,704,046 are issued and outstanding and 23,391,845 are reserved for issuance pursuant to Convertible Securities (as defined below) (other than the Preferred Stock) (150,025,000 are reserved for issuance upon conversion of Series A Preferred Stock and 71,516,534 are reserved for issuance upon conversion of Series B Preferred Stock), and (ii) 73,800,250 shares of preferred stock, of which, 1,500,250 are designated as Series A Preferred Stock, 72,300,000 are designated as Series B Preferred Stock and 0 are designated as Series C Preferred Stock, of which 1,500,250, 71,516,534 and 0 are issued and outstanding, respectively. No shares of Common Stock are held in treasury. All of such outstanding shares are duly authorized and have been, or upon issuance will be, validly issued and are fully paid and non-assessable. Except as provided on Section 4(p) of the Disclosure Schedule, (i) to the Company’s knowledge, no Person owns 10% or more of the Company’s issued and outstanding shares of Common Stock (calculated based on the assumption that all Convertible Securities, whether or not presently exercisable or convertible, have been fully exercised or converted (as the case may be) taking account of any limitations on exercise or conversion (including “blockers”) contained therein or in the Amended and Restated Articles of Incorporation without conceding that such identified Person is a 10% stockholder for purposes of federal securities laws); (ii) the Company’s capital stock and the capital stock of its subsidiaries are not subject to preemptive rights or any other similar rights or any Liens; (iii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of its subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional capital stock or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of its subsidiaries, respectively (other than as may be issued from time to time under any equity incentive plan maintained); (iv) there are no outstanding debt securities, convertible notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness of the Company or any of its subsidiaries or by which the Company or any of its subsidiaries is or may become bound; (v) there are no financing statements securing obligations in any amounts filed in connection with the Company or any of its subsidiaries; (vi) there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of their securities under the Securities Act (except as provided in Sections 5(e) and 5(f) hereof); (vii) there are no outstanding securities or instruments of the Company or any of its subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to redeem a security of the Company or any of its subsidiaries; (viii) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; and (ix) neither the Company nor any of its subsidiaries has stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. The Company has provided to Holder a true, correct and complete copy of the Company’s charter as in effect on the date hereof, and the terms of all securities convertible into, or exercisable or exchangeable for, shares of Common Stock and the material rights of the holders thereof.

(q)    Indebtedness and Other Contracts. Except as provided on Section 4(q) of the Disclosure Schedule, each of the Company and its subsidiaries (i) does not have any material outstanding Indebtedness, Indebtedness secured by any Lien on any assets of the Company or any of its Subsidiaries or other material debt obligations, (ii) is not a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument could reasonably be expected to result in a Material Adverse Effect, (iii) is not in violation of any term of, or in default under, any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, and (iv) is not a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company’s officers, has or is expected to have a Material Adverse Effect. The Company has no current intention or expectation to file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction

(r)    Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries, the shares of Common Stock or any of the Company’s or its subsidiaries’ executive officers or directors which would be reasonably likely to adversely affect the transactions contemplated by this Agreement. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the SEC involving the Company, any of its subsidiaries or any current or former director or officer of the Company or any of its subsidiaries.

(s)    Insurance. The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its subsidiaries are engaged. The Company has no reason to believe that it will be unable to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(t)    Employee Relations. Neither the Company nor any of its subsidiaries is a party to any collective bargaining agreement nor does it employ any member of a union. No executive officer or other key employee of the Company or any of its subsidiaries has notified the Company or any such subsidiary that such officer intends to leave the Company or any such subsidiary or otherwise terminate such officer’s employment with the Company or any such subsidiary. To the knowledge of the Company, no executive officer or other key employee of the Company or any of its subsidiaries is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer or other key employee (as the case may be) does not subject the Company or any of its subsidiaries to any liability with respect to any of the foregoing matters. The Company and its subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(u)    Title. The Company and its subsidiaries have good and marketable title to (i) all real property owned by it and (ii) all personal property, owned by them which is material to the business of the Company and its subsidiaries, in each case, free and clear of all Liens, encumbrances and defects except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and any of its subsidiaries. Any real property and facilities held under lease by the Company and any of its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company or any of its subsidiaries.

(v)    Intellectual Property Rights. The Company and its subsidiaries own or possess adequate rights or licenses to use all material trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, original works, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights and all applications and registrations therefor (“Intellectual Property Rights”) necessary to conduct their respective businesses as now conducted and as presently proposed to be conducted. None of the Company’s or its subsidiaries’ Intellectual Property Rights have expired, terminated or been abandoned, or are expected to expire, terminate or be abandoned, within three years from the date of this Agreement, which could reasonably be expected to result in a Material Adverse Effect. The Company has no knowledge of any material infringement by the Company or any of its subsidiaries of Intellectual Property Rights of others. There is no claim, action or proceeding being made or brought, or to the knowledge of the Company or any of its subsidiaries, being threatened, against the Company or any of its subsidiaries regarding their Intellectual Property Rights and which would reasonably be expected to have a Material Adverse Effect. The Company is not aware of any facts or circumstances that might give rise to any of the foregoing infringements or claims, actions or proceedings. The Company and each of its subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property Rights, except where failure to take such measures would not, either individually or in the aggregate, reasonably be expected to materially affect the value of their respective Intellectual Property Rights.

(w)    Environmental Laws. The Company and its subsidiaries (i) are in compliance with all Environmental Laws (as defined below), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

(x)    Subsidiary Rights. The Company or one of its subsidiaries has unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its subsidiaries as owned by the Company or such subsidiary.

(y)    Tax Status. Except as set forth on Section 4(y) of the Disclosure Schedule, each of the Company and its subsidiaries (i) has timely made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has timely paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply, except in each case where the failure to file, pay or set aside could not be reasonably expected to have a Material Adverse Effect. Except as set forth on Section 4(y) of the Disclosure Schedule, there are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company and its subsidiaries know of no basis for any such claim. The Company is not operated in such a manner as to qualify as a passive foreign investment company, as defined in Section 1297 of the U.S. Internal Revenue Code of 1986, as amended.

(z)    Investment Company Status. The Company is not, and upon consummation of the sale of the Securities will not be, an “investment company,” an affiliate of an “investment company,” a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

(aa)    No Disqualification Events. None of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering contemplated hereby, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event.

(bb)    Transfer Taxes. On the Closing Date, all stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the issuance, sale and transfer of the Securities to be sold to Holder hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

(cc)    Shell Company Status. The Company is not, and has never been, an issuer identified in, or subject to, Rule 144(i).

(dd)    Fixtures and Equipment. Each of the Company and its subsidiaries (as applicable) has good title to, or a valid leasehold interest in, the tangible personal property, equipment, improvements, fixtures, and other personal property and appurtenances that are used by the Company or its subsidiary in connection with the conduct of its business (the “Fixtures and Equipment”). The Fixtures and Equipment are structurally sound, are in good operating condition and repair, are adequate for the uses to which they are being put, are not in need of maintenance or repairs except for ordinary, routine maintenance and repairs and are sufficient for the conduct of the Company’s and/or its subsidiaries’ businesses (as applicable) in the manner as conducted prior to the Closing. Each of the Company and its Subsidiaries owns all of its Fixtures and Equipment free and clear of all Encumbrances except for (a) Liens for current taxes not yet due and (b) zoning laws and other land use restrictions that do not impair the present or anticipated use of the property subject thereto.

(ee)    Illegal or Unauthorized Payments; Political Contributions. Neither the Company nor any of its subsidiaries nor, to the best of the Company’s knowledge (after reasonable inquiry of its executive officers and directors), any of the officers, directors, employees, agents or other representatives of the Company or any of its subsidiaries or any other business entity or enterprise with which the Company or any of its subsidiaries is or has been affiliated or associated, has, directly or indirectly, made or authorized any payment, contribution or gift of money, property, or services, whether or not in contravention of applicable law, (a) as a kickback or bribe to any Person or (b) to any political organization, or the holder of or any aspirant to any elective or appointive public office except for personal political contributions not involving the direct or indirect use of funds of the Company or any of its subsidiaries.

(ff)    Money Laundering. The Company and its subsidiaries are in compliance with, and have not previously violated, the USA Patriot Act of 2001 and all other applicable U.S. and non-U.S. anti-money laundering laws and regulations, including, without limitation, the laws, regulations and Executive Orders and sanctions programs administered by the U.S. Office of Foreign Assets Control, including, without limitation, (i) Executive Order 13224 of September 23, 2001 entitled, “Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism” (66 Fed. Reg. 49079 (2001)); and (ii) any regulations contained in 31 CFR, Subtitle B, Chapter V.

(gg)    Registration Rights. Except as provided in Sections 5(e) and 5(f) hereof, no holder of securities of the Company has rights to the registration of any securities of the Company because of the issuance of the Securities hereunder that could expose the Company to material liability or Holder to any liability or that could impair the Company’s ability to consummate the issuance and sale of the Securities in the manner, and at the times, contemplated hereby, which rights have not been waived by the holder thereof as of the date hereof.

(hh)    Disclosure. Each representation and warranty of the Company made herein is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The Company confirms that neither it nor any other Person acting on its behalf has provided Holder or their agents or counsel with any information that constitutes or could reasonably be expected to constitute material, non-public information concerning the Company or any of its subsidiaries, other than the existence of the transactions contemplated by this Agreement and the other Transaction Documents; provided, however, that to the extent any such material non-public information was provided to Holder, then the Company hereby covenants to include in that Form S-4 (the “S-4”) to be publicly filed with respect to the proposed reverse merger (the “Merger”) between the Company and Net Element, Inc., a Delaware corporation (the “Net Element”), any such information. The Company further covenants to include in the S-4 any event or circumstance occurring or information arising after the date hereof with respect to the Company or any of its subsidiaries or their respective businesses, properties, liabilities, prospects, operations (including results thereof) or conditions (financial or otherwise), which, under applicable law, rule or regulation, requires public disclosure at or before the date hereof or announcement by the Company but which has not been so publicly disclosed. The Company understands and confirms that Holder will rely on the foregoing representations in effecting transactions in securities of the Company. The Company acknowledges and agrees that Holder makes no and has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.

(ii)    Original Warrants. The Company further acknowledges and agrees that Schedule II attached hereto accurately lists as of May 7, 2021 the amount of shares of Common Stock that may be acquired by Holder upon exercise of the Original Warrants.

5.	COVENANTS.

(a)    Form D and Blue Sky. The Company shall file a Form D with respect to the Securities as required under Regulation D and provide a copy thereof to Holder promptly after filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to, qualify the Securities for sale to Holder at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide confirmation of any such action, if applicable, so taken to Holder on or prior to such Closing Date. Without limiting any other obligation of the Company under this Agreement, the Company shall timely make all filings and reports relating to the offer and sale of the Securities required under all applicable securities laws (including, without limitation, all applicable federal securities laws and all applicable “Blue Sky” laws), and the Company shall comply with all applicable federal, foreign, state and local laws, statutes, rules, regulations and the like relating to the offering and sale of the Securities to Holder.

(b)    Fees. The Company shall be responsible for the payment of any transfer agent fees, DTC fees or broker’s commissions, relating to or arising out of the issuance and sale of the Securities by the Company as contemplated hereby. The Company shall pay, and hold Holder harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys’ fees and out-of-pocket expenses) arising in connection with any claim relating to any such payment. Except as otherwise set forth in the Transaction Documents, each party to this Agreement shall bear its own expenses in connection with the sale of the Securities to Holder.

(c)    Pledge of Securities. Notwithstanding anything to the contrary contained in this Agreement, the Company acknowledges and agrees that the Securities may be pledged by Holder in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and Holder effecting a pledge of Securities shall not be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document. At Holder’s expense, the Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by Holder provided that the Company shall be under no obligation to deliver any legal opinion required in connection therewith unless required by the Company’s transfer agent to be issued by the Company’s legal counsel.

(d)    Disclosure of Transactions and Other Material Information. The Company shall not, and the Company shall cause each of its officers, directors, employees and agents not to, provide Holder with any material, non-public information regarding the Company from and after the date hereof without the express prior written consent of Holder. Subject to the foregoing, neither the Company nor Holder shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, the Company shall be entitled, without the prior approval of Holder, to make any press release or other public disclosure with respect to such transactions as is required by applicable law and regulations (provided that Holder shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Without the prior written consent of Holder, the Company shall not (and shall cause each of its affiliates to not) disclose the name of Holder in any filing (other than as required by applicable law or rules and regulations), announcement, release or otherwise. Notwithstanding anything contained in this Agreement to the contrary and without implication that the contrary would otherwise be true, the Company expressly acknowledges and agrees that, from and after the date hereof, and except as set forth in Section 5(m), Holder shall not have (unless expressly agreed to by Holder after the date hereof in a written definitive and binding agreement executed by the Company and Holder), any duty of confidentiality with respect to, or a duty not to trade on the basis of, any information regarding the Company or any of its subsidiaries (as applicable) that Holder receives from the Company, any of its subsidiaries or any of its or its officers, directors, employees, stockholders or agents.

(e)    Registration Statements. The Company shall file with the United States Securities and Exchange Commission (the “SEC”) within fifteen (15) calendar days from the Closing Date a new registration statement (the “Registration Statement”) covering the sale of the shares of Common Stock issuable upon the conversion of the Exchange Shares by the Holder, and if the Registration Statement is not declared effective within sixty (60) calendar days from the Closing Date, the Company shall incur penalties of 1% of the aggregate Exchange Price of the Exchange Shares per month for each month, or partial month, that the SEC fails to declare such Registration Statement effective, until the 12-month anniversary of the date of issuance of the Exchange Shares, provided that on such date the shares of Common Stock underlying the exercise of the Exchange Shares are eligible for sale, without restriction, under Rule 144. Penalties incurred under this Section 5(e) shall be payable by the Company to the Holder in cash.

(f)    Additional Registration Statements.

(i)    Whenever the Company (or a Successor Entity) proposes to register the offer and sale of any shares of its common stock under the Securities Act (other than a registration (i) pursuant to a Registration Statement on Form S-8 (or other registration solely relating to an offering or sale to employees or directors of the Company pursuant to any employee stock plan or other employee benefit arrangement), or (ii) in connection with any dividend or distribution reinvestment or similar plan), which includes the registration of shares of Common Stock for the account of one or more stockholders of the Company and the form of registration statement (a “Piggyback Registration Statement”) to be used may be used for any registration of Registrable Securities, the Company shall include in such registration all Registrable Securities unless the Company has received a written request for exclusion from the Holder. The Company shall give prompt written notice (in any event no later than ten (10) Trading Days prior to the filing of such Piggyback Registration Statement) to the Holder of its intention to effect such a registration. The Company shall notify the Holder, promptly after the Company receives notice thereof, of the time when such Piggyback Registration Statement has been declared effective or a supplement to any prospectus forming a part of such Piggyback Registration Statement has been filed with the SEC. The Company shall further notify Holder, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event that would cause the prospectus included in such Piggyback Registration Statement to contain an untrue statement of a material fact or omit any fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, and the Company shall prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company shall use its reasonable efforts such that upon effectiveness of any such Piggyback Registration Statement, the Registrable Securities registered thereunder shall be listed on each securities exchange on which the Common Stock is then listed. The Company shall otherwise use its reasonable efforts to take all other steps necessary to effect the registration and sale of the Registrable Securities included on such Piggyback Registration Statement as contemplated hereby.

(ii)    Notwithstanding the foregoing, until such time as the Registration Statement is declared effective and for one year following such effective date, neither the Company (nor any Successor Entity) nor New Mullen shall register the offer and sale of any shares of Common Stock under the Securities Act other than (A) a resale registration statement covering the Registrable Securities held by the Holder as of the Effective Date, (B) a registration statement covering shares issuable further to an equity line to be provided by Esousa Holdings LLC or its affiliate and (C) a shelf registration statement on Form S-3 covering shares estimated to cover one year of interest payable in stock further to the terms of the Preferred Stock.

(g)    Right to Additional Purchases. From the date hereof until that date which twelve (12) months from the date on which the Merger has closed, Holder shall have the right, but not the obligation, at any time from time to time, in its sole and absolute discretion to purchase additional shares of Preferred Stock from the Company an amount equal to no less than 100% and up to an additional 200% of the Debt Amount exchanged by Holder hereunder (the “Additional Purchase Shares”) on the same terms and conditions as applicable to the issuance of the Exchange Shares (each an “Additional Purchase” and collectively “Additional Purchases”). Holder may exercise such right by the delivery of written notice to the Company, which notice shall include a statement that the Holder is exercising its right to an Additional Purchase, the amount of Additional Purchase Shares to be purchased by such Holder, and the date on which such purchase and sale shall occur (“Additional Purchase Closing”), which Additional Purchase Closing shall occur within five (5) days following such notice by such Holder, or such other date mutually agreed upon by the Holder and Company. The terms and conditions of any Additional Purchase shall be identical to the terms and conditions set forth in this Agreement applicable to the sale of the Exchange Shares. On or prior to any Additional Purchase Closing(s), the Company and the Holder shall, upon Holder’s request, execute and deliver a new securities purchase agreement with respect to the Additional Purchase(s) in form and substance as agreed by the parties, the terms of which will be consistent with the terms of this Agreement.

(h)    Participation in Subsequent Financings.

(i)    From the date hereof until the earlier of (A) the date that is one year following the date on which the Registration Statement has been declared effective or (B) the date on which Holder no longer holds any shares of Preferred Stock, Warrants, or Common Stock issued pursuant to the exercise of the Preferred Stock or Warrants, the Company will not, directly or indirectly, effect an offering of any equity security or any equity-linked or related security (including, without limitation, any “equity security” (as that term is defined under Rule 405 promulgated under the 1933 Act), any Convertible Securities, debt (with or related to equity), any preferred stock or any purchase rights) (a “Subsequent Financing”), unless in each case the Company shall have first offered to sell to the Holder and the Buyer (as defined in the Securities Purchase Agreement) on a pro rata basis based on the Debt Amount and the Purchase Price paid by the Buyer pursuant to that certain Securities Purchase Agreement, dated as of the date hereof, between Company and the Buyer (the “Securities Purchase Agreement”), in the aggregate, an amount of securities equal to twenty-five percent (25%) of the securities offered in such Subsequent Financing (the “Participation Maximum”) on the same terms, conditions and price provided to other investors in the Subsequent Financing.

(ii)    At least five (5) Trading Days prior to the closing of such Subsequent Financing, the Company shall deliver to the Holder a written notice of the Company’s intention to effect a Subsequent Financing (a “Subsequent Financing Notice”), which notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder and the Person or Persons through or with whom such Subsequent Financing is proposed to be effected and shall include a term sheet and transaction documents relating thereto as an attachment.

(iii)    Should the Holder desire to participate in such Subsequent Financing, it must provide written notice to the Company by 6:30 pm (New York City time) on the third (3rd) Trading Day following the date on which the Subsequent Financing Notice is delivered to the Holder (the “Notice Termination Time”) that the Holder is willing to participate in the Subsequent Financing, the amount of the Holder’s participation (which shall be up to the Participation Maximum), and representing and warranting that the Holder is ready and willing to deliver payment to the Company to pay the purchase price of the offered securities and agree to the other terms set forth in the Subsequent Financing Notice. If the Company receives no such notice from a Holder as of such Notice Termination Time, the Holder shall be deemed to have notified the Company that it does not elect to participate in such Subsequent Financing.

(iv)    Notwithstanding anything to the contrary in this Section 5(h) and unless otherwise agreed to by the Holder, the Company shall either confirm in writing to the Holder that the transaction with respect to the Subsequent Financing has been abandoned or shall publicly disclose its intention to issue the securities in the Subsequent Financing, in either case in such a manner such that the Holder will not be in possession of any material, non-public information, by 9:30 am (New York City time) on the second (2nd) Trading Day following date of delivery of the Subsequent Financing Notice. If by 9:30 am (New York City time) on such second (2nd) Trading Day, no public disclosure regarding a transaction with respect to the Subsequent Financing has been made, and no notice regarding the abandonment of such transaction has been received by the Holder, such transaction shall be deemed to have been abandoned and the Holder shall not be deemed to be in possession of any material, non-public information with respect to the Company or any of its Subsidiaries.

(v)    Notwithstanding the foregoing, to the extent that the issuance of any security meets one or more of the following criteria, such issuance shall be deemed to not be a “Subsequent Financing” for any purpose of this Agreement: (A) an issuance of shares of Common Stock or standard options to purchase shares of Common Stock to directors (who are also employees of the Company), officers, employees or consultants of the Company, in each case, in their capacity as such, pursuant to an Approved Share Plan (as defined below); (B) an issuance of shares of Common Stock upon the conversion or exercise of Convertible Securities issued prior to the date hereof, provided that the conversion or exercise (as the case may be) of any such Convertible Security is made solely pursuant to the conversion or exercise (as the case may be) provisions of such Convertible Security that were in effect on the date immediately prior to the date of this Agreement, the conversion or exercise price of any such Convertible Securities is not lowered, none of such Convertible Securities are (nor is any provision of any such Convertible Securities) amended or waived in any manner (whether by the Company or the holder thereof) to increase the number of securities issuable thereunder and none of the terms or conditions of any such Convertible Securities are otherwise materially changed or waived (whether by the Company or the holder thereof) in any manner that adversely affects Holder; (C) the issuance of the Exchange Shares; (D) the issuance of shares of Common Stock upon conversion of the Exchange Shares; and (E) an issuance of securities further to any equity line of credit offered by Esousa Holdings or any of its affiliates or related parties.

(vi)    Notwithstanding the foregoing, until that time which is ninety (90) days from the date that the Registration Statement is declared effective, neither the Company (nor any Successor Entity) nor New Mullen shall issue any shares of capital stock, other than (i) as described in Sections 5(f)(ii) and 5(g) above, (ii) upon exercise of warrants, options and convertible shares outstanding as of the Effective Date, (iii) further to financings provided by the Holder the terms of which are memorialized further by definitive agreements on or prior to the date hereof and (iv) to satisfy dividend payments on the Preferred Stock.

(vii)    Notwithstanding the foregoing, for as long as Holder holds any shares of Preferred Stock, Warrants, or Common Stock issued pursuant to the exercise of the Preferred Stock or Warrants, neither the Company nor New Mullen shall utilize in any way the previously announced $350 million equity line provided by Global Emerging Markets.

(viii)    The rights set forth in this Section 5(h) supersede any rights of the Holder to participate in future financings set forth in any prior securities purchase agreement by and between the Company and the Holder.

(i)    Lock-Up Period. The Company will cause each of its directors and officers to furnish or, where the shares of Common Stock or other securities referred to below are held by an entity represented by the relevant director or officer rather than by the director or officer himself, cause such entity to furnish, prior to the Closing Date, a letter pursuant to which each such person shall agree not to directly or indirectly offer, sell, assign, transfer, pledge, contract to sell, or otherwise transfer or dispose of any Common Stock or securities convertible into or exercisable or exchangeable for Common Stock or enter into any derivative or other transaction having substantially similar economic effect with respect to the shares of the Company or any such securities or announce publicly their intention to do any of the foregoing during the Restricted Period, without the prior written consent of Holder, subject to customary exceptions.

(j)    Reservation of Shares. From the date hereof and for as long as any of the Exchange Shares remain outstanding, the Company shall take all action necessary to at all times have authorized and reserved for the purpose of issuance, no less than 150% of the shares of Common Stock issuable upon conversion of the Exchange Shares (assuming the Exchange Shares are convertible in full and without regard to any limitations on the conversion of the Exchange Shares set forth in the Amended and Restated Articles of Incorporation).

(k)    Conduct of Business. The business of the Company shall not be conducted in violation of any law, ordinance or regulation of any governmental entity, except where such violations would not result, either individually or in the aggregate, in a Material Adverse Effect.

(l)    Passive Foreign Investment Company. The Company shall conduct its business in such a manner as will ensure that the Company will not be deemed to constitute a passive foreign investment company within the meaning of Section 1297 of the U.S. Internal Revenue Code of 1986, as amended.

(m)    Due Diligence. In connection with any reasonable request by Holder made in connection with the filing of a Registration Statement or a Piggyback Registration Statement, or any amendment or supplement thereto, Holder shall have the right, from time to time as Holder may reasonably deem appropriate, to perform reasonable due diligence on the Company during normal business hours and subject to reasonable prior notice to the Company. The Company and its officers and employees shall provide information (“Confidential Information”) and reasonably cooperate with Holder in connection with Holder’s due diligence; provided, however, that at no time is the Company required or permitted to disclose material nonpublic information to Holder or breach any obligation of confidentiality or non-disclosure to a third party or make any disclosure that could cause a waiver of attorney-client privilege. Except as may be required by law, court order or governmental authority, each party hereto agrees not to disclose any Confidential Information of the other party to any third party and shall not use the Confidential Information of such other party for any purpose other than in connection with, or in furtherance of, the transactions contemplated hereby. In the event a party is required by law, court order or governmental authority to disclose the Confidential Information of the other party, such party shall give the other party written notice of the information to be disclosed as far in advance of its disclosure as practicable and use its commercially reasonable efforts, and shall reasonably cooperate with the other party’s efforts, to obtain assurances that confidential treatment will be accorded such information. Each party hereto acknowledges that the Confidential Information shall remain the property of the disclosing party and agrees that it shall take all reasonable measures to protect the secrecy of any Confidential Information disclosed by the other party.

6.	TRANSFER AGENT INSTRUCTIONS; LEGEND.

(a)    Transfer Agent Instructions. The Company shall issue irrevocable instructions to its transfer agent and any subsequent transfer agent in a form acceptable to Holder to issue certificates or credit shares to the applicable balance accounts at The Depository Trust Company (“DTC”), registered in the name of Holder or its respective nominee(s), for the Exchange Shares and the shares of Common Stock issuable upon conversion of the Exchange Shares in such amounts as specified from time to time by Holder to the Company, and confirmed by the Company. The Company represents and warrants that no instruction other than such irrevocable transfer agent instructions referred to in this Section 6(a), and stop transfer instructions to give effect to Section 3(d) hereof, will be given by the Company to its transfer agent with respect to the Securities, and that the Securities shall otherwise be freely transferable on the books and records of the Company, as applicable, to the extent provided in this Agreement and the other Transaction Documents. If Holder effects a sale, assignment or transfer of the Securities in accordance with Section 3(d), the Company shall permit the transfer and shall promptly instruct its transfer agent to issue one or more certificates or credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by Holder to effect such sale, transfer or assignment. In the event that such sale, assignment or transfer involves Exchange Shares or shares of Common Stock issuable upon conversion of the Exchange Shares sold, assigned or transferred pursuant to an effective registration statement or in compliance with Rule 144 or another exemption from registration, the transfer agent shall issue such shares to Holder, assignee or transferee (as the case may be) without any restrictive legend in accordance with Section 6(c) below. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to Holder. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 6(a) will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 6(a), that Holder shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required. The Company shall cause its counsel to issue the legal opinion referred to in the irrevocable transfer agent instructions to the Company’s transfer agent on the Closing Date. Any fees (with respect to the transfer agent, counsel to the Company or otherwise) associated with the issuance of such opinion or the removal of any legends on any of the Securities shall be borne by the Company.

(b)    Legends. Holder understands that the Securities have been issued (or will be issued in the case of the Exchange Shares and shares of Common Stock issuable upon conversion of the Exchange Shares) pursuant to an exemption from registration or qualification under the Securities Act and applicable state securities laws, and except as set forth below, the Securities shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

[NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN][THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN] REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

(c)    Removal of Legends. Certificates evidencing Securities shall not be required to contain the legend set forth in Section 6(b) above or any other legend (i) while a registration statement (including the Registration Statement or a Piggyback Registration Statement) covering the resale of such Securities is effective under the Securities Act (provided that Holder provides the Company with any certificates from Holder or its broker reasonably required by the Company’s transfer agent), (ii) following any sale of such Securities pursuant to Rule 144 (assuming the transferor is not an affiliate of the Company) or a registration statement, (iii) if such Securities are eligible to be sold, assigned or transferred under Rule 144 without current public information being available and without volume and manner of sale limitations (provided that Holder provides the Company with reasonable assurances that such Securities are eligible for sale, assignment or transfer under Rule 144, which shall not include an opinion of counsel, but which may include any certificates from Holder or its broker reasonably required by the Company’s transfer agent), (iv) in connection with a sale, assignment or other transfer (other than under Rule 144), provided that Holder provides the Company with an opinion of counsel to Holder from reputable counsel to the effect that such sale, assignment or transfer of the Securities may be made without registration under the applicable requirements of the Securities Act or (v) if such legend is not required under applicable requirements of the Securities Act (including, without limitation, controlling judicial interpretations and pronouncements issued by the SEC). If a legend is not required pursuant to the foregoing, the Company shall no later than five (5) Trading Days following either (x) the delivery by Holder to the Company or the transfer agent (with notice to the Company) of a legended certificate representing such Securities (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer, if applicable), or (y) the delivery by Holder to the Company of a notice of conversion together with any other deliveries from Holder as may be required above in this Section 6(c), as directed by Holder, either: (A) provided that the Company’s transfer agent is participating in the DTC Fast Automated Securities Transfer Program, credit the aggregate number of shares of Common Stock to which Holder shall be entitled to Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system or (B) if the Company’s transfer agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver (via reputable overnight courier) to Holder, a certificate representing such Securities that is free from all restrictive and other legends, registered in the name of Holder or its designee (the date by which such credit is so required to be made to the balance account of Holder’s or Holder’s nominee with DTC or such certificate is required to be delivered to Holder pursuant to the foregoing is referred to herein as the “Required Delivery Date”).

(d)    Failure to Timely Deliver; Buy-In. If the Company fails to issue and deliver (or cause to be delivered) to Holder by the Required Delivery Date a certificate representing the Securities so delivered to the Company by Holder that is free from all restrictive and other legends or credit the balance account of Holder’s or Holder’s nominee with DTC for such number of Securities so delivered to the Company, then, in addition to all other remedies available to Holder, at the sole discretion of Holder, the Company shall:

(i)         pay in cash to Holder on each Trading Day after the Required Delivery Date that the issuance or credit of such shares is not timely effected an amount equal to 1% of the product of (A) the number of shares of Common Stock not so delivered or credited (as the case may be) to Holder or Holder’s nominee multiplied by (B) the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the Required Delivery Date; or

(ii)         if on or after the Required Delivery Date, Holder (or any other Person in respect, or on behalf, of Holder) purchases (in an open market transaction or otherwise) shares of Common Stock (“Replacement Shares”) to deliver in satisfaction of a sale by Holder of all or any portion of the number of shares of Common Stock, or a sale of a number of shares of Common Stock equal to all or any portion of the number of shares of Common Stock, that Holder so anticipated receiving from the Company without any restrictive legend, then, within five (5) Trading Days after Holder’s request and in Holder’s sole discretion, either (x) pay cash to Holder in an amount equal to Holder’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the Replacement Shares (the “Buy-In Price”), at which point the Company’s obligation to so deliver such certificate or credit Holder’s balance account shall terminate and such shares shall be cancelled or (B) promptly honor its obligation to so deliver to Holder a certificate or certificates or credit Holder’s DTC account representing such number of shares of Common Stock that would have been so delivered if the Company timely complied with its obligations hereunder and pay cash to Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (1) such number of shares of Common Stock that the Company was required to deliver to Holder by the Required Delivery Date multiplied by (2) the lowest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date Holder purchased Replacement Shares and ending on the date of such delivery and payment under this clause (ii).

(e)    Manner of Sale. Holder agrees with the Company that Holder will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and acknowledges that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 6 is predicated upon the Company’s reliance upon this understanding.

7.	CONDITIONS TO THE COMPANY’S OBLIGATION TO EXCHANGE.

The obligation of the Company hereunder to issue the Exchange Shares to Holder at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing Holder with prior written notice thereof:

(i)    Holder shall have executed each of the other Transaction Documents to which it is a party and delivered the same to the Company.

(ii)    The representations and warranties of Holder shall be true and correct in all material respects as of the date when made and as of the Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date), and Holder shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by Holder at or prior to the Closing Date.

8.	CONDITIONS TO HOLDER’S OBLIGATION TO EXCHANGE.

The obligation of the Holder hereunder to convey, assign and transfer the Notes to the Company at the Closing is subject to the satisfaction, at or before the Closing Date and in respect of each such Closing Date, of each of the following conditions, provided that these conditions are for Holder’s sole benefit and may be waived by Holder at any time in its sole discretion by providing the Company with prior written notice thereof:

(i)    The Company shall have duly executed and delivered to Holder each of the Transaction Documents to which it is a party and the Company shall have complied in all respects with all obligations under this Agreement and the other Transaction Documents.

(ii)    The Company shall have filed the Amended and Restated Articles of Incorporation with the Secretary of State of the State of California and such Amended and Restated Articles of Incorporation shall be in full force and effect.

(iii)    The Company shall have duly executed and delivered to Holder certificates representing all of the Exchange Shares, together with other appropriate instruments of transfer to convey the same to Holder. Notwithstanding the foregoing, the Company shall be entitled to credit shares to the applicable balance accounts at DTC, registered in the name of Holder or its respective nominee(s) within five (5) business days after the Closing.

(iv)    Each and every representation and warranty of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct in all material respects as of such date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required to be performed, satisfied or complied with by the Company at or prior to the Closing Date. Holder shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by Holder in the form reasonably acceptable to Holder.

(v)    The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Securities.

(vi)    No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents, and no actions, suits or proceedings shall be in progress or pending by any Person that seeks to enjoin, prohibit or otherwise adversely affect any of the transactions contemplated by the Transaction Documents.

(vii)    Since the date of execution of this Agreement, no event or series of events shall have occurred that reasonably would have or result in a Material Adverse Effect and the Company has not filed for nor is it subject to any bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors instituted by or against the Company.

(viii)    The Company shall have entered into a definitive agreement to merge with Net Element (the “Merger Agreement”) and the Merger Agreement shall not have expired, terminated or been abandoned.

(ix)    Net Element shall have publicly filed the S-4 with the SEC.

(x)    Net Element and the Company shall have received conditional approval for listing the combined company on the Nasdaq Capital Market.

(xi)    The Company shall have delivered to Holder such other documents, instruments or certificates relating to the transactions contemplated by this Agreement reasonably required to consummate the transactions contemplated hereby

9.	TERMINATION.

In the event that the Closing shall not have occurred prior to December 31, 2021 or if the Merger Agreement has expired, terminated or been abandoned, then Holder shall have the right to terminate its obligations under this Agreement at any time on or after the close of business on such date without liability of Holder to any other party; provided, however, the right to terminate this Agreement under this Section 9 shall not be available to Holder if the failure of the transactions contemplated by this Agreement to have been consummated by such date is the result of Holder’s breach of this Agreement. Notwithstanding anything to the contrary above, nothing contained in this Section 9 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents.

10.	CERTAIN DEFINITIONS.

(a)    Amended and Restated Articles of Incorporation. “Amended and Restated Articles of Incorporation” means the Amended and Restated Articles of Incorporation in the form attached hereto as Exhibit A.

(b)    Approved Share Plan. “Approved Share Plan” means any employee benefit plan or other compensatory contract, agreement or other arrangement (including an arrangement with a single officer or director) which has been approved by the board of directors of the Company prior to or subsequent to the date hereof pursuant to which Common Stock and standard options to purchase Common Stock may be issued to any employee, officer, director or consultant for services provided or to be provided to the Company in their capacity as such.

(c)    Business Day. “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to remain closed.

(d)    Closing Sale Price. “Closing Sale Price” shall mean for any security as of any date, the last closing trade price for such security on the principal securities exchange or trading market where such security is listed or traded, as reported by Bloomberg, L.P. (“Bloomberg”), or if the foregoing do not apply, the average of the bid prices of all of the market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC). All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

(e)    Common Stock. “Common Stock” means the common stock, par value $0.001 per share, of the Company and any other shares of stock issued or issuable with respect thereto (whether by way of a stock dividend or stock split or in exchange for or upon conversion of such shares or otherwise in connection with a combination of shares, distribution, recapitalization, merger, consolidation, other corporate reorganization or other similar event with respect to the Common Stock).

(f)    Contingent Obligation. “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

(g)    Convertible Securities. “Convertible Securities” means any capital stock or other security of the Company that is at any time and under any circumstances directly or indirectly convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any capital stock or other security of the Company (including, without limitation, Common Stock).

(h)    Environmental Laws. “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

(i)    Exchange Act. The “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(j)    Exchange Price. The “Exchange Price” means $0.6877, subject to adjustment as provided herein.

(k)    Fundamental Transaction. “Fundamental Transaction” means that (i) the Company shall, directly or indirectly, in one or more related transactions, (1) consolidate or merge with or into (whether or not the Company is the surviving entity) any other Person unless the shareholders of the Company immediately prior to such consolidation or merger continue to hold more than 50% of the outstanding shares of Voting Stock after such consolidation or merger, or (2) sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of its properties or assets to any other Person, in connection with which the Company is dissolved, or (3) allow any other Person to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of Voting Stock of the Company (not including any shares of Voting Stock of the Company held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (4) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with any other Person whereby such other Person acquires more than 50% of the outstanding shares of Voting Stock of the Company (not including any shares of Voting Stock of the Company held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination), or (ii) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the 1934 Act and the rules and regulations promulgated thereunder) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Voting Stock of the Company.

(l)    Indebtedness. “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the purchase price of property or assets, including indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), other than trade payables entered into in the ordinary course of business, (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, (E) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (F) all indebtedness referred to in clauses (A) through (E) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any material property or assets (including accounts and contract rights) owned by such Person, even though the Person has not assumed or become liable for the payment of such indebtedness, and (G) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (F) above.

(m)    Insolvent. “Insolvent” means the present fair saleable value of the Company’s assets is less than the amount required to pay the Company’s total Indebtedness (as defined below).

(n)    Lien. “Lien” means any lien, mortgage, pledge, encumbrance, charge, security interest, adverse claim, liability, interest, charge, preference, priority, proxy, transfer restriction (other than restrictions under the Securities Act and state securities laws), encroachment, tax, order, community property interest, equitable interest, option, warrant, right of first refusal, easement, profit, license, servitude, right of way, covenant or zoning restriction.

(o)    Material Adverse Effect. “Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof), condition (financial or otherwise) or prospects of the Company and its subsidiaries, taken as a whole, (ii) the transactions contemplated hereby or in any of the other Transaction Documents or (iii) the authority or ability of the Company or any of its subsidiaries to perform any of its respective obligations under any of the Transaction Documents (as defined below).

(p)    New Mullen. “New Mullen” means the combined public reporting parent company after the merger of Net Element and the Company as described herein or any Successor Entity

(q)    Person. “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(r)    Registrable Securities. “Registrable Securities” means (i) shares of Common Stock issuable upon conversion of the Preferred Stock, (ii) shares of Common Stock issuable upon the exercise of the Warrants and (iii) any capital stock of the Company issued or issuable with respect to such Preferred Stock, shares of Common Stock issuable upon conversion of the Preferred Stock or shares of Common Stock issuable upon the exercise of the Warrants, including, without limitation, (1) as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise and (2) shares of capital stock of the Company into which the Common Stock is converted or exchanged and shares of capital stock of a Successor Entity into which the Common Stock is converted or exchanged, in each case, without regard to any limitations on exercise or exchange of Amended and Restated Articles of Incorporation. As to any Registrable Securities, such securities shall cease to be Registrable Securities when: (a) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such registration statement; (b) such securities shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company, and subsequent public distribution of them shall not require registration under the Securities Act; or (c) such securities are freely saleable under Rule 144 under the Securities Act without the requirement for current public information and without volume or manner of sale limitations.

(s)    Restricted Period. “Restricted Period” means the period commencing on the date hereof and ending on the earlier of (i) the date immediately following the 90th day after the Registration Statement registering for resale the Registrable Securities has been declared effective by the SEC and (ii) provided that the Common Stock is listed on the Nasdaq Capital Market, the 90th day after the Securities are saleable under Rule 144 without the requirement for current public information and without volume or manner of sale limitations.

(t)    Securities. “Securities” means the Exchange Shares and shares of Common Stock issuable upon conversion of the Exchange Shares.

(u)    Successor Entity. “Successor Entity” means the Person (or, if so elected by the Holder, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Holder, the Parent Entity) with which such Fundamental Transaction shall have been entered into.

(v)    Trading Day. “Trading Day” means, as applicable, (x) with respect to all price determinations relating to the Common Stock, any day on which the Common Stock is traded on the principal securities exchange or securities market on which the Common Stock is then traded, provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time) unless such day is otherwise designated as a Trading Day in writing by the Holder or (y) with respect to all determinations other than price determinations relating to the Common Stock, any day on which The New York Stock Exchange (or any successor thereto) is open for trading of securities.

(w)    Transaction Documents. “Transaction Documents” means, collectively, this Agreement, the Amended and Restated Articles of Incorporation and each of the other agreements and instruments entered into or delivered by any of the parties hereto in connection with the transactions contemplated hereby and thereby, as may be amended from time to time.

(x)    Voting Stock. “Voting Stock” of a Person means capital stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power to elect, or the general power to appoint, at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time capital stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

11.	MISCELLANEOUS.

(a)    Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement and the other Transaction Documents shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or under any of the other Transaction Documents or in connection herewith or therewith or with any transaction contemplated hereby or thereby or discussed herein or therein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to Holder or to enforce a judgment or other court ruling in favor of Holder. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b)    Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

(c)    Headings; Gender. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found.

(d)    Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(e)    Entire Agreement; Amendments. This Agreement, the other Transaction Documents and the schedules and exhibits attached hereto and thereto and the instruments referenced herein and therein supersede all other prior oral or written agreements between the Holder, the Company, its affiliates and Persons acting on its behalf solely with respect to the matters contained herein and therein, and this Agreement, the other Transaction Documents, the schedules and exhibits attached hereto and thereto and the instruments referenced herein and therein contain the entire understanding of the parties solely with respect to the matters covered herein and therein. Except as specifically set forth herein or therein, neither the Company nor Holder makes any representation, warranty, covenant or undertaking with respect to such matters. For clarification purposes, the Recitals are part of this Agreement. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and Holder. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration also is offered to all of the parties to the Transaction Documents. The Company has not, directly or indirectly, made any agreements with Holder relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents. Without limiting the foregoing, the Company confirms that, except as set forth in this Agreement, no Holder has made any commitment or promise or has any other obligation to provide any financing to the Company or otherwise. As a material inducement for Holder to enter into this Agreement, the Company expressly acknowledges and agrees that no due diligence or other investigation or inquiry conducted by Holder, any of its advisors or any of its representatives shall affect Holder’s right to rely on, or shall modify or qualify in any manner or be an exception to any of, the Company’s representations and warranties contained in this Agreement or any other Transaction Document.

(f)    Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, if delivered personally; (ii) when sent, if sent by e-mail (provided that such sent e-mail is kept on file (whether electronically or otherwise) by the sending party and the sending party does not receive an automatically generated message from the recipient’s e-mail server that such e-mail could not be delivered to such recipient) and (iii) if sent by overnight courier service, one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. The addresses and e-mail addresses for such communications shall be:

If to the Company:

Mullen Technologies, Inc.

1405 Pioneer Street

Brea, California 92821

Attention: David Michery, CEO

Email: david@mullenusa.com

With a copy (for informational purposes only) to:

Manatt, Phelps & Phillips, LLP

695 Town Center Drive, 14th Floor

Costa Mesa, California 92626

Attn: Thomas J. Poletti

Email: tpoletti@manatt.com

If to the Transfer Agent:

[ ]

If to Holder:

See the Holder Signature Page

or to such other address or e-mail address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication or (B) provided by an overnight courier service shall be rebuttable evidence of personal service or receipt from an overnight courier service in accordance with clause (i) or (iii) above, respectively. A copy of the e-mail transmission containing the time, date and recipient e-mail address shall be rebuttable evidence of receipt by e-mail in accordance with clause (ii) above.

(g)    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and its successors and assigns, including, as contemplated below, any assignee of any of the Securities. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Holder, including, without limitation, by way of a Fundamental Transaction.

(h)    No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and its permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, other than the Indemnitees referred to in Section 11(k).

(i)    Survival. The representations, warranties, agreements and covenants shall survive the Closing. Holder shall be responsible only for its representations, warranties, agreements and covenants hereunder.

(j)    Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k)    Indemnification.

(i)    In consideration of Holder’s execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless Holder and each holder of any Securities and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and reasonable and documented expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in any of the Transaction Documents, (b) any breach of any covenant, agreement or obligation of the Company contained in any of the Transaction Documents or (c) any cause of action, suit, proceeding or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company, but other than by an affiliate of Holder) or which otherwise involves such Indemnitee that arises out of or results from (i) the execution, delivery, performance or enforcement of any of the Transaction Documents, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, (iii) any disclosure properly made by Holder pursuant to Section 5(d), or (iv) the status of Holder or holder of the Securities either as an investor in the Company pursuant to the transactions contemplated by the Transaction Documents or as a party to this Agreement (including, without limitation, as a party in interest or otherwise in any action or proceeding for injunctive or other equitable relief), unless such action is based primarily upon a breach of Holder’s representations, warranties, or covenants under the Transaction Documents, or any agreements or understandings Holder may have with any such third party, or any violations by Holder of state or federal securities laws or any conduct by Holder which constitutes fraud, gross negligence or willful misconduct. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

(ii)    Promptly after receipt by an Indemnitee under this Section 11(k) of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving an Indemnified Liability, such Indemnitee shall, if a claim in respect thereof is to be made against the Company under this Section 11(k), deliver to the Company a written notice of the commencement thereof, and the Company shall have the right to participate in, and, to the extent the Company so desires, to assume control of the defense thereof with counsel mutually satisfactory to the Company and the Indemnitee; provided, however, that an Indemnitee shall have the right to retain its own counsel with the fees and expenses of such counsel to be paid by the Company if: (i) the Company has agreed in writing to pay such fees and expenses; (ii) the Company shall have failed promptly to assume the defense of such Indemnified Liability and to employ counsel reasonably satisfactory to such Indemnitee in any such Indemnified Liability; or (iii) the named parties to any such Indemnified Liability (including any impleaded parties) include both such Indemnitee and the Company, and such Indemnitee shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnitee and the Company (in which case, if such Indemnitee notifies the Company in writing that it elects to employ separate counsel at the expense of the Company, then the Company shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Company), provided further, that in the case of clause (iii) above the Company shall not be responsible for the reasonable fees and expenses of more than one (1) separate legal counsel for such Indemnitee. The Indemnitee shall reasonably cooperate with the Company in connection with any negotiation or defense of any such action or Indemnified Liability by the Company and shall furnish to the Company all information reasonably available to the Indemnitee which relates to such action or Indemnified Liability. The Company shall keep the Indemnitee reasonably apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. The Company shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the Company shall not unreasonably withhold, delay or condition its consent. The Company shall not, without the prior written consent of the Indemnitee, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee of a release from all liability in respect to such Indemnified Liability or litigation, and such settlement shall not include any admission as to fault on the part of the Indemnitee. Following indemnification as provided for hereunder, the Company shall be subrogated to all rights of the Indemnitee with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the Company within a reasonable time of the commencement of any such action shall not relieve the Company of any liability to the Indemnitee under this Section 11(k), except to the extent that the Company is materially and adversely prejudiced in its ability to defend such action.

(iii)    The indemnification required by this Section 11(k) shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Liabilities are incurred.

(iv)    Notwithstanding any provision in this Agreement or any other Transaction Documents, the aggregate indemnification obligations of the Company pursuant to this Section 11(k) shall not exceed 100% of the aggregate Exchange Price of all of the Exchange Shares.

(v)    The sole and exclusive remedies for any breach of any representation, warranty, covenant or agreement hereunder shall be the indemnification provided by this Section 11(k), and Holder expressly waives any other rights or remedies it may have; provided however, that equitable relief, including remedies of specific performance and injunction, shall be available with respect to any matter where money damages would not be sufficient to compensate Holder or to preserve the rights of Holder pending resolution of a dispute, and this Section 11(k) shall not relieve the Company from liability for willful misconduct, gross negligence, bad faith, fraud or willful breach of any of its representations, warranties, covenants or agreements set forth in this Agreement.

(l)    Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. No specific representation or warranty shall limit the generality or applicability of a more general representation or warranty. Each and every reference to share prices, Common Stock and any other numbers in this Agreement that relate to the Common Stock shall be automatically adjusted for stock dividends, stock splits, stock combinations and other similar transactions that occur with respect to the Common Stock after the date of this Agreement.

(m)    Remedies. Holder and each holder of any Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security, to the extent permitted by law), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under the Transaction Documents, any remedy at law may prove to be inadequate relief to Holder. The Company therefore agrees that Holder shall be entitled to seek specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving actual damages and without posting a bond or other security.

(n)    Exercise of Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever Holder exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then Holder may continue to exercise it other rights, elections, demands and options hereunder and under any other Transaction Document from time to time as if such original right, election, demand or option had not been exercised without prejudice to its future actions and rights and remedies.

(o)    Payment Set Aside; Currency. To the extent that the Company makes a payment or payments to Holder hereunder or pursuant to any of the other Transaction Documents or Holder enforces or exercises its rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred. Unless otherwise expressly indicated, all dollar amounts referred to in this Agreement and the other Transaction Documents are in United States Dollars (“U.S. Dollars”), and all amounts owing under this Agreement and all other Transaction Documents shall be paid in U.S. Dollars. All amounts denominated in other currencies (if any) shall be converted into the U.S. Dollar equivalent amount in accordance with the Exchange Rate on the date of calculation. “Exchange Rate” means, in relation to any amount of currency to be converted into U.S. Dollars pursuant to this Agreement, the U.S. Dollar exchange rate as published in the Wall Street Journal on the relevant date of calculation.

[signature pages follow]

IN WITNESS WHEREOF, the Holder and the Company have executed this Agreement as of the date first set forth on the first page of this Agreement.

COMPANY: MULLEN TECHNOLOGIES, INC.

By:	/s/ David Michery
Name: David Michery
Title: CEO

Signature Page to Exchange Agreement

IN WITNESS WHEREOF, the Holder and the Company have executed this Agreement as of the date first set forth on the first page of this Agreement.

HOLDER: ESOUSA HOLDINGS LLC

By:	/s/ Michael Wachs
Name: Michael Wachs Title: Managing Member

Notice Contact Information

Esousa Holdings LLC

211 East 43rd Street

Suite 402

New York, NY 10017

Telephone: (646) 278-6785

Facsimile: (212) 732-1131

Email: michael@esousallc.com

Attention: Michael Wachs

with a copy (for informational purposes only) to:

McDermott Will & Emery LLP
340 Madison Ave.
New York, NY 10173

Telephone: (212) 547-5885

E-mail:          Rcohen@mwe.com

dwoodard@mwe.com

Attention: Robert Cohen, Esq.

Signature Page to Exchange Agreement

IN WITNESS WHEREOF, the Holder and the Company have executed this Agreement as of the date first set forth on the first page of this Agreement.

HOLDER:

/s/ Jim Fallon
Jim Fallon

Notice Contact Information jim@esousallc.com

IN WITNESS WHEREOF, the Holder and the Company have executed this Agreement as of the date first set forth on the first page of this Agreement.

HOLDER:

/s/ Jess Mogul
Jess Mogul

Notice Contact Information jessmogul@gmail.com

IN WITNESS WHEREOF, the Holder and the Company have executed this Agreement as of the date first set forth on the first page of this Agreement.

HOLDER: Mank Capital, LLC

By:	/s/ Jess Mogul
Name: Jess Mogul Title: Manager

Notice Contact Information Mank Capital, LLC jessmogul@gmail.com

IN WITNESS WHEREOF, the Holder and the Company have executed this Agreement as of the date first set forth on the first page of this Agreement.

HOLDER: Acuitas Group Holdings, LLC

By:	/s/ Terren Peizer
Name: Terren Peizer Title: Managing Member

Notice Contact Information [ ]

IN WITNESS WHEREOF, the Holder and the Company have executed this Agreement as of the date first set forth on the first page of this Agreement.

HOLDER:
/s/ Helen Louise Burgess Helen Louise Burgess Notice Contact Information [ ]

IN WITNESS WHEREOF, the Holder and the Company have executed this Agreement as of the date first set forth on the first page of this Agreement.

HOLDER:
/s/ Jon Sigurdsson Jon Sigurdsson Notice Contact Information [ ]

IN WITNESS WHEREOF, the Holder and the Company have executed this Agreement as of the date first set forth on the first page of this Agreement.

HOLDER:
/s/ Joel M. Vanderhoof Joel M. Vanderhoof Notice Contact Information [ ]

IN WITNESS WHEREOF, the Holder and the Company have executed this Agreement as of the date first set forth on the first page of this Agreement.

HOLDER: Vision Outdoor Living, Inc.

By:	/s/ J.R. Burger
Name: J.R. Burger Title: President

Notice Contact Information [ ]

SCHEDULE I

Amounts Owed Pursuant to Notes

Note	Holder	Principal Amount of Notes	Accrued but Unpaid Interest	Other Fees (Mandatory Default Amount, Late Fees, and Legal Fees)

Convertible Note (August 26, 2020)	Esousa Holdings LLC	$1,000,000	$101,507	$12,000

Convertible Note (August 26, 2020)	Jim Fallon	$100,000	$10,151	$12,000

Convertible Note (September 25, 2020)	Jim Fallon	$157,500	$14,046	$12,000

Convertible Note (October 12, 2020)	Jim Fallon	$33,000	$2,712	$3,000

Convertible Note (November 9, 2020)	Jim Fallon	$33,000	$2,333	$3,000

Convertible Note (December 7, 2020)	Jim Fallon	$33,000	$1,953	$3,000

Convertible Note (January 7, 2021)	Jim Fallon	$33,000	$1,126	$3,000

Convertible Note (March 10, 2021)	Jim Fallon	$33,000	$285	$ -

SCI - 1

Note	Holder	Principal Amount of Notes	Accrued but Unpaid Interest	Other Fees (Mandatory Default Amount, Late Fees, and Legal Fees)

Convertible Note (August 26, 2020)	Jess Mogul	$200,000	$20,301	$12,000

Convertible Note (September 25, 2020)	Jess Mogul	$105,000	$9,579	$12,000

Convertible Note (October 12, 2020)	Jess Mogul	$27,500	$2,260	$3,000

Convertible Note (November 9, 2020)	Jess Mogul	$27,500	$1,944	$3,000

Convertible Note (December 7, 2020)	Jess Mogul	$33,000	$1,627	$3,000

Convertible Note (December 15, 2020)	Jess Mogul	$157,500	$8,803	$3,000

Convertible Note (January 7, 2020)	Jess Mogul	$27,500	$938	$3,000

Convertible Note (March 10, 2021)	Jess Mogul	$27,500	$237	$ -

Convertible Note (August 26, 2020)	Mank Capital, LLC	$200,000	$20,301	$12,000

SCI - 2

Note	Holder	Principal Amount of Notes	Accrued but Unpaid Interest	Other Fees (Mandatory Default Amount, Late Fees, and Legal Fees)

Convertible Note (September 25, 2020)	Mank Capital, LLC	$105,000	$9,149	$12,000

Convertible Note (December 15, 2020)	Mank Capital, LLC	$165,000	$8,803	$3,000

Convertible Note (October 12, 2020)	Acuitas Group Holdings, LLC	$660,000	$54,247	$3,000

Convertible Note (November 9, 2020)	Acuitas Group Holdings, LLC	$660,000	$46,652	$3,000

Convertible Note (December 7, 2020)	Acuitas Group Holdings, LLC	$660,000	$39,058	$3,000

Convertible Note (January 7, 2021)	Acuitas Group Holdings, LLC	$660,000	$22,512	$3,000

Convertible Note (March 10, 2021)	Acuitas Group Holdings, LLC,	$660,000	$5,696	$ -

Convertible Note (January 7, 2021)	Helen Louise Burgess	$192,500	$6,566	$3,000

Convertible Note (January 7, 2021)	Jon Sigurdsson	$110,000	$3,752	$3,000

Convertible Note (January 7, 2021)	Joel M. Vanderhoof	$192,500	$6,566	$3,000

Convertible Note (March 10, 2021)	Vision Outdoor Living, Inc.	$82,500	$2,814	$3,000

SCI - 3

SCHEDULE II

Additional Warrants

Holder	Original Warrants	Additional Warrants
Esousa Holdings LLC	2,908,244	1,057,544
Jim Fallon	1,872,182	427,975
Jess Mogul	2,244,546	134,927
Mank Capital, LLC	963,356	246,209
Acuitas Group Holdings, LLC	13,087,100	0
Helen Louise Burgess	763,414	0
Jon Sigurdsson	436,237	0
Joel M. Vanderhoof	763,414	0
Vision Outdoor Living, Inc.	327,178	0

SCI - 4

EXHIBIT A

Amended and Restated Articles of Incorporation

[see attached]